Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 29, 2021, with respect to the consolidated financial statements included in the Annual Report of Amryt Pharma plc on Form 20-F of Amryt Pharma Plc for the year ended December 31, 2020

We consent to the incorporation by reference of said reports in the following Registration Statement of Amryt Pharma plc:

Form type	File number	Effective date
S-8	333-239763	07/08/2020

/s/ GRANT THORNTON

Dublin, Ireland

April 29, 2021